UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 22, 2010
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)
Arkansas
(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)
(501) 328-4770
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 22, 2010, Home BancShares, Inc. (the “Company”) promoted Brian S. Davis to Chief Accounting Officer (principal accounting officer) of the Company. Mr. Davis replaces Randy E. Mayor as the Company’s principal accounting officer. Mr. Mayor will continue to serve as the Chief Financial Officer and Treasurer (principal financial officer) and as a director for the Company.
     Mr. Davis, age 44, joined the Company in 2004 as Director of Financial Reporting and added Investor Relations Officer to his responsibilities in 2006. He will continue to serve as Investor Relations Officer. He is a certified public accountant and has 18 years of banking experience. He spent the first four years of his career with the CPA firm of BKD, LLP. Mr. Davis is a 1988 graduate of the University of Arkansas at Fayetteville.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
Date: January 25, 2010	/s/ Ron W. Strother
Ron W. Strother
President and Chief Operating Officer